UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 21, 2005

Date of Report (Date of Earliest Event Reported)

ESSENTIAL GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

0-32601	33-0597050
(Commission File Number)	(I.R.S. Employer Identification Number)

1325 Tri-State Parkway, Suite 300

Gurnee, Illinois 60031

(Address of principal executive offices, including zip code)

(847) 855-7676

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2005, Essential Group, Inc. (the “Company”) entered into Amendment No. 1 to Employment, Confidentiality, Non-Competition and Severance Agreement (“Amendment No. 1”), with Julie A. Ross, Executive Vice President of the Company. Amendment No. 1 amends certain terms of the Employment, Confidentiality, Non-Competition and Severance Agreement, dated as of March 14, 2003 (the “Agreement”), previously entered into between the Company and Ms. Ross and filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 12, 2003.

Specifically, Amendment No. 1 increases Ms. Ross’s annual gross base salary from $160,000.00 to $190,000.00 and extends, from three months to six months, the period for which Ms. Ross will be entitled to receive payments following termination of her employment in specified circumstances.

The summary of Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1    Amendment No. 1 to Employment, Confidentiality, Non-Competition and Severance Agreement, dated as of April 21, 2005, between Essential Group, Inc. and Julie A. Ross.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESSENTIAL GROUP, INC.

	By:	/S/ Dennis N. Cavender
Date: April 21, 2005		Dennis N. Cavender
Executive Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

10.1    Amendment No. 1 to Employment, Confidentiality, Non-Competition and Severance Agreement, dated as of April 21, 2005, between Essential Group, Inc. and Julie A. Ross.